Exhibit 99
Silicon Labs Reports Second Quarter 2026 Results
Wireless IoT leader delivers $228 million in revenue and strong earnings growth
AUSTIN, Texas – August 11, 2026 – Silicon Labs (NASDAQ: SLAB), the leading innovator in low-power wireless, reported financial results for the second quarter, which ended July 4, 2026.
“We delivered revenue of $228 million, continuing our strong sequential and year-over-year growth - a testament to the execution and dedication of the Silicon Labs team,” said Matt Johnson, President and Chief Executive Officer. “Overall profitability improved meaningfully in the quarter, demonstrating the operating leverage inherent in our model. Gross margin was nearly 62%, reflecting the value customers place on our industry-leading solutions.”
Second Quarter Financial Highlights
•Revenue was $228 million, up 18% year-over-year
•Industrial & Commercial revenue was $135 million, up 23% year-over-year
•Home & Life revenue was $93 million, up 12% year-over-year
•Bookings and new orders accelerated, while inventory at both our distributors and end customers declined
•Medical achieved record revenue in the quarter, up 78% year-over-year
•Total opportunity funnel and design wins both materially accelerated, reinforcing our durable growth trajectory
•GAAP diluted loss per share was $(0.32), improving by 52% over the comparable period last year
•Non-GAAP diluted earnings per share was $0.71, up 545% over the comparable period last year
Results on a GAAP basis:
•GAAP gross margin was 61.6%
•GAAP operating expenses were $151 million
•GAAP operating loss was $11 million
•GAAP diluted loss per share was $(0.32)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, merger-related costs, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 61.9%
•Non-GAAP operating expenses were $114 million
•Non-GAAP operating income was $27 million
•Non-GAAP diluted earnings per share was $0.71
Due to the announced pending acquisition of Silicon Labs by Texas Instruments, Silicon Labs has suspended providing forward-looking guidance.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding Silicon Labs’ current expectations, which are based on its current views and assumptions. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements, although the absence of such words does not necessarily mean a statement is not forward looking. These forward-looking statements include, but are not limited to, Silicon Labs’ expectations regarding its near- and long-term strength and durable growth trajectory and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations that are expressed or implied herein. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: our ability to complete the merger with Texas Instruments within the time frame expected, or at all, as well as potential disruptions in our business and restrictions on our activities during the pendency of the merger; fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the impact of the current global memory chip shortage; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; risks relating to compliance with laws and regulations; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
For more information: Silicon Labs Investor Relations, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	July 5, 2025	July 4, 2026	July 5, 2025
Revenues	$228,189	$192,845	$441,689	$370,559
Cost of revenues	87,515	84,736	174,017	164,673
Gross profit	140,674	108,109	267,672	205,886
Operating expenses:
Research and development	95,016	87,821	183,610	176,040
Selling, general and administrative	56,324	43,155	111,810	84,793
Operating expenses	151,340	130,976	295,420	260,833
Operating loss	(10,666)	(22,867)	(27,748)	(54,947)
Other income (expense):
Interest income and other, net	2,489	3,833	6,115	7,626
Interest expense	(251)	(251)	(483)	(535)
Loss before income taxes	(8,428)	(19,285)	(22,116)	(47,856)
Provision for income taxes	2,164	2,532	4,373	4,431
Net loss	$(10,592)	$(21,817)	$(26,489)	$(52,287)

Loss per share:
Basic	$(0.32)	$(0.67)	$(0.80)	$(1.61)
Diluted	$(0.32)	$(0.67)	$(0.80)	$(1.61)

Weighted-average common shares outstanding:
Basic	33,206	32,682	33,084	32,570
Diluted	33,206	32,682	33,084	32,570

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended July 4, 2026
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Merger-Related Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$228,189

Gross profit	140,674	61.6%	$463	$—	$—	$141,137	61.9%

Research and development	95,016	41.6%	12,902	2,295	3,289	76,530	33.5%

Selling, general and administrative	56,324	24.7%	12,284	—	6,258	37,782	16.6%

Operating expenses	151,340	66.3%	25,186	2,295	9,547	114,312	50.1%

Operating income (loss)	(10,666)	(4.7%)	25,649	2,295	9,547	26,825	11.8%

	Three Months Ended July 4, 2026
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Merger-Related Costs*	Income Tax Adjustments**	Non- GAAP Measure
Net income (loss)	$(10,592)	$25,649	$2,295	$9,547	$(3,067)	$23,832

		Shares Excluded Due to Net Loss
Diluted shares outstanding	33,206	504				33,710

Diluted earnings (loss) per share	$(0.32)					$0.71
*Represents pre-tax amounts
**    Represents the application of an 18% non-GAAP tax rate

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	July 4, 2026	January 3, 2026
Assets
Current assets:
Cash and cash equivalents	$362,191	$364,222
Short-term investments	35,051	79,400
Accounts receivable, net	79,801	64,513
Inventories	123,340	95,566
Prepaid expenses and other current assets	70,840	70,316
Total current assets	671,223	674,017
Property and equipment, net	130,902	128,643
Goodwill	376,389	376,389
Other intangible assets, net	18,541	23,130
Other assets, net	56,001	67,138
Total assets	$1,253,056	$1,269,317
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$52,407	$50,717
Deferred revenue and returns liability	5,176	5,359
Other current liabilities	66,563	87,711
Total current liabilities	124,146	143,787
Other non-current liabilities	34,108	31,112
Total liabilities	158,254	174,899
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 33,366 and 32,955 shares issued and outstanding at July 4, 2026 and January 3, 2026, respectively	3	3
Additional paid-in capital	184,456	157,402
Retained earnings	910,325	936,814
Accumulated other comprehensive income	18	199
Total stockholders’ equity	1,094,802	1,094,418
Total liabilities and stockholders’ equity	$1,253,056	$1,269,317

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 4, 2026	July 5, 2025
Operating Activities
Net loss	$(26,489)	$(52,287)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	12,171	12,701
Amortization of other intangible assets	4,589	8,780
Stock-based compensation expense	46,704	39,605
Deferred income taxes	1,663	1,504
Changes in operating assets and liabilities:
Accounts receivable	(15,289)	(2,017)
Inventories	(27,734)	24,631
Prepaid expenses and other assets	(803)	5,112
Accounts payable	2,051	12,812
Other current liabilities and income taxes	(7,925)	8,377
Deferred revenue and returns liability	(183)	783
Other non-current liabilities	1,667	(6,965)
Net cash provided by (used in) operating activities	(9,578)	53,036

Investing Activities
Purchases of marketable securities	—	(32,507)
Sales of marketable securities	—	14,986
Maturities of marketable securities	44,119	17,019
Purchases of property and equipment	(22,153)	(13,549)
Proceeds from capital-related government incentives	5,272	—
Net cash provided by (used in) investing activities	27,238	(14,051)

Financing Activities
Payment of taxes withheld for vested stock awards	(27,451)	(13,752)
Proceeds from the issuance of common stock	7,760	7,619
Net cash used in financing activities	(19,691)	(6,133)

Increase (decrease) in cash and cash equivalents	(2,031)	32,852
Cash and cash equivalents at beginning of period	364,222	281,607
Cash and cash equivalents at end of period	$362,191	$314,459